Exhibit 5.1

[LETTERHEAD OF HUNTON & WILLIAMS LLP]

January 19, 2005

Board of Directors

DIMON Incorporated

512 Bridge Street

Danville, Virginia 24541

DIMON Incorporated

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to DIMON Incorporated, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “ Securities Act”). The Registration Statement relates to issuance by the Company of up to 41,576,322 shares of the Company’s common stock, without par value (the “Shares”), in connection with the merger of the Company with Standard Commercial Corporation. The transaction pursuant to which the Company will issue the Shares is described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

Board of Directors

DIMON Incorporated

January 19, 2005

2.	The Shares have been duly authorized and, when the Shares have been issued as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Hunton & Williams LLP